Exhibit 99.1
Investor Relations Contact
Jonathan Vaas
Adobe
ir@adobe.com
Public Relations Contact
Ashley Levine
Adobe
adobepr@adobe.com
FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue in Q3 Fiscal 2023
•Company achieves record Q3 net new Digital Media ARR of $464 million
•Company delivers EPS growth exceeding 20 percent year over year
SAN JOSE, Calif. – Sept. 14, 2023 – Adobe (Nasdaq: ADBE) today reported financial results for its third quarter fiscal year 2023 ended Sept. 1, 2023.
“We are unleashing a new era of AI-enhanced creativity around the world with innovations across our product portfolio,” said Shantanu Narayen, chair and CEO, Adobe. “The recent launches of Firefly, Express, Creative Cloud and GenStudio make Adobe magic available to millions of users.”
“Adobe delivered world-class margins and earnings in Q3, while making significant investments in our technology platforms,” said Dan Durn, executive vice president and CFO, Adobe. “Our innovation engine, global reach and strong operational rigor position us to capture the massive opportunities ahead.”
Third Quarter Fiscal Year 2023 Financial Highlights
•Adobe achieved revenue of $4.89 billion in its third quarter of fiscal year 2023, which represents 10 percent year-over-year growth or 13 percent in constant currency. Diluted earnings per share was $3.05 on a GAAP basis and $4.09 on a non-GAAP basis.
•GAAP operating income in the third quarter was $1.70 billion and non-GAAP operating income was $2.26 billion. GAAP net income was $1.40 billion and non-GAAP net income was $1.88 billion.
•Cash flows from operations were $1.87 billion.
•Remaining Performance Obligations (“RPO”) exiting the quarter were $15.72 billion.
•Adobe repurchased approximately 2.1 million shares during the quarter.
Third Quarter Fiscal Year 2023 Business Segment Highlights
•Digital Media segment revenue was $3.59 billion, which represents 11 percent year-over-year growth or 14 percent in constant currency. Creative revenue grew to $2.91 billion, representing 11 percent year-over-year growth or 14 percent in constant currency. Document Cloud revenue was $685 million, representing 13 percent year-over-year growth or 15 percent in constant currency.
•Net new Digital Media Annualized Recurring Revenue (“ARR”) was $464 million, exiting the quarter with Digital Media ARR of $14.60 billion. Creative ARR grew to $11.97 billion and Document Cloud ARR grew to $2.63 billion.
•Digital Experience segment revenue was $1.23 billion, representing 10 percent year-over-year growth or 11 percent in constant currency. Digital Experience subscription revenue was $1.10 billion, representing 12 percent year-over-year growth or 13 percent in constant currency.

Financial Targets
Adobe is providing fourth quarter targets that factor in current macroeconomic conditions and typical year-end seasonal strength.
The following table summarizes Adobe’s fourth quarter fiscal year 2023 targets:

Total revenue	$4.975 billion to $5.025 billion
Digital Media net new ARR	~$520 million
Digital Media segment revenue	$3.67 billion to $3.70 billion
Digital Experience segment revenue	$1.25 billion to $1.27 billion
Digital Experience subscription revenue	$1.11 billion to $1.13 billion
Tax rate	GAAP: ~18.0%	Non-GAAP: ~18.5%
Earnings per share[1]	GAAP: $3.10 to $3.15	Non-GAAP: $4.10 to $4.15
1Targets assume share count of ~458 million for fourth quarter fiscal year 2023.

Adobe to Host Conference Call
Adobe will webcast its third quarter fiscal year 2023 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference.
Forward-Looking Statements, Non-GAAP and Other Disclosures
This press release contains forward-looking statements, including those related to business momentum, our market opportunity, market trends, current macroeconomic conditions, fluctuations in foreign currency exchange rates, strategic investments, customer success, revenue, operating margin, seasonality, annualized recurring revenue, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively; failure to develop, acquire, market and offer products and services that meet customer requirements; introduction of new technology; failure to realize the anticipated benefits of past or future acquisitions; information security and privacy; potential interruptions or delays in hosted services provided by us or third parties; risks associated with cyber-attacks; complex sales cycles; failure to effectively manage critical strategic third-party business relationships; changes in accounting principles and tax regulations; fluctuations in subscription renewal rates; risks related to the timing of revenue recognition from our subscription offerings; uncertainty in the financial markets and economic conditions in the countries where we operate; geopolitical and macroeconomic conditions, including the Russia-Ukraine war; and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2022 ended Dec. 2, 2022, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2023.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our fiscal quarter ended Sept. 1, 2023, which Adobe expects to file in late Sept. 2023. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
A reconciliation between GAAP and non-GAAP earnings results and financial targets is provided at the end of this press release and on Adobe’s investor relations website.
About Adobe
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2023 Adobe. All rights reserved. Adobe, Creative Cloud, Document Cloud and the Adobe logo are either registered trademarks or trademarks of Adobe (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2023	September 2, 2022	September 1, 2023	September 2, 2022
Revenue:
Subscription	$4,631	$4,128	$13,521	$12,156
Product	96	126	346	417
Services and other	163	179	494	508
Total revenue	4,890	4,433	14,361	13,081

Cost of revenue:
Subscription	447	413	1,317	1,216
Product	7	8	23	27
Services and other	126	125	380	354
Total cost of revenue	580	546	1,720	1,597

Gross profit	4,310	3,887	12,641	11,484

Operating expenses:
Research and development	881	775	2,584	2,214
Sales and marketing	1,337	1,266	3,983	3,671
General and administrative	353	319	1,041	879
Amortization of intangibles	42	43	126	127
Total operating expenses	2,613	2,403	7,734	6,891

Operating income	1,697	1,484	4,907	4,593

Non-operating income (expense):
Interest expense	(27)	(28)	(85)	(84)
Investment gains (losses), net	6	(6)	12	(23)
Other income (expense), net	67	6	157	5
Total non-operating income (expense), net	46	(28)	84	(102)
Income before income taxes	1,743	1,456	4,991	4,491
Provision for income taxes	340	320	1,046	911
Net income	$1,403	$1,136	$3,945	$3,580
Basic net income per share	$3.07	$2.42	$8.62	$7.60
Shares used to compute basic net income per share	456	469	458	471
Diluted net income per share	$3.05	$2.42	$8.59	$7.57
Shares used to compute diluted net income per share	459	469	459	473

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 1, 2023	December 2, 2022
ASSETS

Current assets:
Cash and cash equivalents	$6,601	$4,236
Short-term investments	915	1,860
Trade receivables, net of allowances for doubtful accounts of $18 and $23, respectively	1,851	2,065
Prepaid expenses and other current assets	1,043	835
Total current assets	10,410	8,996

Property and equipment, net	2,036	1,908
Operating lease right-of-use assets, net	373	407
Goodwill	12,800	12,787
Other intangibles, net	1,167	1,449
Deferred income taxes	1,065	777
Other assets	1,239	841
Total assets	$29,090	$27,165

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$314	$379
Accrued expenses	1,714	1,790
Debt	—	500
Deferred revenue	5,375	5,297
Income taxes payable	857	75
Operating lease liabilities	74	87
Total current liabilities	8,334	8,128

Long-term liabilities:
Debt	3,633	3,629
Deferred revenue	108	117
Income taxes payable	498	530
Operating lease liabilities	389	417
Other liabilities	352	293
Total liabilities	13,314	13,114

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	11,195	9,868
Retained earnings	32,012	28,319
Accumulated other comprehensive income (loss)	(285)	(293)
Treasury stock, at cost	(27,146)	(23,843)
Total stockholders’ equity	15,776	14,051
Total liabilities and stockholders’ equity	$29,090	$27,165

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	September 1, 2023	September 2, 2022
Cash flows from operating activities:
Net income	$1,403	$1,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	218	216
Stock-based compensation	442	378
Unrealized investment (gains) losses, net	(5)	6
Other non-cash adjustments	(87)	112
Changes in deferred revenue	102	67
Changes in other operating assets and liabilities	(200)	(211)
Net cash provided by operating activities	1,873	1,704

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	236	31
Purchases of property and equipment	(91)	(125)
Purchases and sales of long-term investments, intangibles and other assets, net	—	(9)
Net cash provided by (used for) investing activities	145	(103)

Cash flows from financing activities:
Repurchases of common stock	(1,000)	(1,200)
Proceeds from treasury stock re-issuances, net of taxes paid related to net share settlement of equity awards	124	103
Other financing activities, net	5	37
Net cash used for financing activities	(871)	(1,060)
Effect of exchange rate changes on cash and cash equivalents	(2)	(36)
Net change in cash and cash equivalents	1,145	505
Cash and cash equivalents at beginning of period	5,456	3,365
Cash and cash equivalents at end of period	$6,601	$3,870

Non-GAAP Results
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

(In millions, except per share data)	Three Months Ended
	September 1, 2023	September 2, 2022	June 2, 2023
Operating income:

GAAP operating income	$1,697	$1,484	$1,624
Stock-based and deferred compensation expense	448	371	439
Amortization of intangibles	92	100	95
Acquisition-related expenses (*)	27	—	22
Non-GAAP operating income	$2,264	$1,955	$2,180

Net income:

GAAP net income	$1,403	$1,136	$1,295
Stock-based and deferred compensation expense	448	371	439
Amortization of intangibles	92	100	95
Acquisition-related expenses (*)	27	—	22
Investment (gains) losses, net	(6)	6	(5)
Income tax adjustments	(86)	(18)	(52)
Non-GAAP net income	$1,878	$1,595	$1,794

Diluted net income per share:

GAAP diluted net income per share	$3.05	$2.42	$2.82
Stock-based and deferred compensation expense	0.98	0.79	0.96
Amortization of intangibles	0.20	0.21	0.21
Acquisition-related expenses (*)	0.06	—	0.05
Investment (gains) losses, net	(0.01)	0.01	(0.01)
Income tax adjustments	(0.19)	(0.03)	(0.12)
Non-GAAP diluted net income per share	$4.09	$3.40	$3.91

Shares used in computing diluted net income per share	459	469	459

The following table shows Adobe’s third quarter fiscal year 2023 GAAP tax rate reconciled to the non-GAAP tax rate included in this release.

Third Quarter Fiscal 2023
Effective income tax rate:

GAAP effective income tax rate	19.5%
Income tax adjustments	1.0
Stock-based and deferred compensation expense	(1.6)
Amortization of intangibles	(0.3)
Acquisition-related expenses (*)	(0.1)
Non-GAAP effective income tax rate (**)	18.5%
(*) Includes deal costs and certain professional fees associated with the planned acquisition of Figma
(**) Represents Adobe’s fixed long-term non-GAAP tax rate based on three-year projections and currently available information

Reconciliation of GAAP to Non-GAAP Financial Targets
The following tables show Adobe's fourth quarter fiscal year 2023 financial targets reconciled to non-GAAP financial targets included in this release.

(Shares in millions)	Fourth Quarter Fiscal 2023
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$3.10	$3.15
Stock-based and deferred compensation expense	0.98	0.98
Amortization of intangibles	0.20	0.20
Acquisition-related expenses (*)	0.07	0.07
Income tax adjustments	(0.25)	(0.25)
Non-GAAP diluted net income per share	$4.10	$4.15

Shares used to compute diluted net income per share	458	458

Fourth Quarter Fiscal 2023
Effective income tax rate:

GAAP effective income tax rate	18.0%
Stock-based and deferred compensation expense	(1.6)
Amortization of intangibles	(0.3)
Acquisition-related expenses (*)	(0.1)
Income tax adjustments	2.5
Non-GAAP effective income tax rate (**)	18.5%
(*) Includes deal costs and certain professional fees associated with the planned acquisition of Figma
(**) Represents Adobe’s fixed long-term projected non-GAAP tax rate based on three-year projections and currently available information

Use of Non-GAAP Financial Information
Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.
Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.